SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                          _______________________


                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


Date of report:  August 18, 1999



                         NORTHWEST INDIANA BANCORP
            (Exact Name of Registrant as Specified in Charter)


      Indiana                 0-26128            35-1927981
  (State or Other
  Jurisdiction of           (Commission        (IRS Employer
   Incorporation)           File Number)    Identification No.)


   9204 Columbia Avenue                          46321
     Munster, Indiana
  (Address of Principal
    Executive Offices)                         (Zip Code)


Registrant's telephone number,
  including area code:  (219) 836-9690


Item 5.     Other Events.

            On August 18, 1999, the Registrant's Board of Directors authorized a stock repurchase program relating to the Registrant's Common Stock, which is described in the following press release which was issued on August 27, 1999:


       "NORTHWEST INDIANA BANCORP INITIATES STOCK REPURCHASE PROGRAM

          Munster, Indiana -- The NorthWest Indiana Bancorp, the holding company for Peoples Bank SB, announced today that the Board of Directors has authorized the repurchase of up to 50,000 shares of the Bancorp's stock which represents approximately 1.8% of total shares outstanding.

          "Our board believes that at current prices the Bancorp's stock is
a  very  attractive   investment   for  the  corporation,"  said  David  A.
Bochnowski, Chairman and Chief Executive Officer.

          Under the stock repurchase plan NorthWest Indiana Bancorp will be able to repurchase shares of its outstanding common stock in the open market or in privately negotiated transactions at appropriate times to allow it to enhance earnings per share and manage its capital.

          The Bancorp's stock was originally issued at $10.00 per share in August of 1984 and the current value of that investment stands at $172.00 per share. The average annual compound rate of return on the stock since the public offering fifteen years ago has been 25.4%."


                                SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  NORTHWEST INDIANA BANCORP


                                  By  /S/ DAVID A. BOCHNOWSKI
                                     David A. Bochnowski
                                     President and
                                     Chief Executive Officer


Date:  August 27, 1999